Exhibit 5

[McAFEE & TAFT LOGO]

McAfee & Taft
A Professional Corporation


10th Floor, Two Leadership Square
211 North Robinson, Oklahoma City, OK 73102-7103
(405) 235-9621 - FAX (405) 235-0439
www.mcafeetaft.com


                                  July 28, 2006



AMS Health Sciences, Inc.
711 N.E. 39th Street
Oklahoma City, Oklahoma  73105
(405) 842-0131

                                    Re:    AMS Health Sciences, Inc. Form S-3

Ladies and Gentlemen:

     We have acted as counsel to AMS Health Sciences, Inc. (the "Company") in connection with a Registration Statement on Form S-3 (together with any subsequent amendments thereto, the "Registration Statement"), relating to the sale by the selling shareholders identified in the Registration Statement of up to 1,133,557 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"). The shares are to be sold from time to time as set forth in the Registration Statement.

     We have examined the Company's Amended and Restated Certificate of Incorporation, Bylaws, the Secured Convertible Term Note dated June 28, 2006 between the Company and Laurus Master Fund, Ltd.("Laurus") (the "Note"), the Common Stock Purchase Warrant dated June 28, 2006 issued to Laurus (the "Laurus Warrant") , the Common Stock Purchase Warrant dated June 28, 2006 issued to Ascendiant Securities, LLC (the "Ascendiant Warrant," collectively with the Note and the Laurus Warrant, the "Operative Documents"), the resolutions of the Board of Directors and stockholders of the Company and such other Company records, instruments, certificates and documents as we considered necessary or appropriate to enable us to express this opinion.

     Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized for issuance by all requisite corporate action and, when issued in accordance with the terms of their respective Operative Document, are validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,

                                   /s/ McAFEE & TAFT A PROFESSIONAL CORPORATION